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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-99070) pertaining to the Chicago Miniature Lamp, Inc. 1995 Incentive and Non-Statutory Stock Option Plan of our report dated January 2, 1998, with respect to the consolidated financial statements of Chicago Miniature Lamp (Canada), Inc. included in the Annual Report (Form 10-K/A) of SLI, Inc. (formerly Chicago Miniature Lamp, Inc.) for the year ended November 30, 1997.


Hards Pearson
Barrie, Ontario, Canada
March 1, 1999